UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2013

Commission File Number:  00114523

Trio-Tech International
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-2086631
(IRS Employer Identification No.)

16139 Wyandotte St, Van Nuys, California 91406
(Address of principal executive offices)

818-787-7000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The registrant's wholly owned subsidiary, Trio-Tech Chongqing Co. Ltd., held 10% of the shares in Junzhou Co. Ltd, which has a carrying value of RMB5 million or approximately $817 (U.S.), based on the exchange rate published by the monetary of authority of Singapore as of September 30, 2013. Since the joint-venture only secured partial real estate development rights related to the Singapore Themed Resort Project in China, for which the joint-venture was formed, management decided to dispose of the investment.

On October 2, 2013, Trio-Tech Chongqing Co. Ltd. ("Seller") entered into a Shares Transfer Agreement with Zhu Shu ("Buyer"), a related party to the joint-venture, pursuant to which Seller agreed to transfer all of the shares of Junzhou Co. Ltd. (the "Shares") held by Seller to Buyer for an aggregate purchase price of RMB18 million, or approximately $2.9 million (U.S.), based on the exchange rate published by the monetary of authority of Singapore as of September 30, 2013. Under the terms of the agreement, the entire purchase consideration will be settled progressively and there is no collateral being obtained or held for the shares transferred. The Buyer will pay a portion of the purchase consideration through an exchange of non-monetary assets by delivering to the Seller certain designated shop units in Junzhou Co. Ltd.'s Singapore Themed Resort Project in China, with a total shop area of 668 square meters. The shop units are to be delivered to the Seller no later than June 30, 2016. The Buyer will pay the remaining portion of RMB8 million in cash, in sixteen equal installments of RMB500K, or approximately $82K (U.S.) each, based on the exchange rate published by the monetary of authority of Singapore as of September 30, 2013, such installments to be paid quarterly, commencing January 16, 2014. If the Buyer is unable to pay or defaults, it will be liable to pay the Seller, in an amount equal to two times the Bank of China's lending interest rate at that point in time, calculated on a daily basis for each day such payment is delayed. Any gains related to the disposal of the shares will be dependent upon the fair value of the non-monetary and monetary consideration receivable.

On December 1, 2010, JiaSheng ("joint-venture partner") had agreed to pay a management fee of RMB10 million, of which RMB5 million was paid on December 1, 2010 and the second RMB5 million was to be paid on December 1, 2013. However, since the shares are being disposed of prior to December 1, 2013, the RMB5 million is no longer receivable by the Seller from the joint-venture partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio-Tech International

Date:   October 8, 2013
By:	/s/ Victor H.M. Ting

Name: Victor H.M. Ting
Title: Chief Financial Officer